EXHIBIT 23.1








CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 11-K into the previously filed Snap-on Incorporated Form S-8 Registration Statement (No. 33-57898) for the Snap-on Incorporated 401(k) Savings Plan, Snap-on Incorporated 401(k) Personal Savings Plan for Collective Bargained Groups and Snap-on Incorporated 401(k) Savings Plan for Subsidiaries.



/s/ Arthur Andersen LLP

Chicago, Illinois
June 6, 2002